Exhibit 10.5

XETA TECHNOLOGIES

2000 STOCK OPTION PLAN

As amended and Restated December 30, 2008

1.                                      Purpose.  The purpose of the XETA Technologies 2000 Stock Option Plan (the “Plan”), is to promote the interests of XETA Corporation, doing business as XETA Technologies (the “Company”) by aiding the Company in attracting and retaining competent key employees and directors by means of providing such persons with an opportunity to acquire or increase their proprietary interest in the Company, and by affording an incentive to selected key employees and directors to use their best efforts to assist the Company in achieving long-term corporate objectives.  It is intended that certain options granted hereunder will qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and that other options granted hereunder will not be incentive stock options but instead will be nonqualified stock options.

2.                                      Definitions.  Whenever used herein, the following terms shall have the meanings set forth below:

(a)                                  “Board” means the Board of Directors of the Company.

(b)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(c)                                  “Committee” means a committee designated by the Board, which shall consist of two or more “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the “1934 Act”) or any successor Rule. The Compensation Committee of the Board may serve as the Committee, provided that it meets these requirements.  In the event the Committee shall no longer meet the qualification requirements set forth above, the Board of Directors of the Company shall appoint a new committee to administer the Plan, whose members shall cause the committee to qualify under the transaction approval requirements of Rule 16b-3. The Committee shall have the authority to appoint a subcommittee whose members qualify as “outside” directors under Section 162(m) of the Code and the regulations thereunder, to administer awards under the Plan to the extent required to meet the requirements of Section 162(m) of the Code and the regulations thereunder.

(d)                                 “Company” means XETA Corporation, d/b/a XETA Technologies.

(e)                                  “Disability” means a “permanent and total disability” which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.

(f)                                    “Fair Market Value” means the closing price of the Stock as reported on the NASDAQ stock market for the applicable date, or if there were no sales on such date, on the last day preceding the applicable date on which there were sales.

(g)                                 “Incentive Stock Option” means an Option granted under the Plan which constitutes and shall be treated as an “incentive stock option” as defined in Section 422 of the Code.

(h)                                 “Option” means a right or rights to purchase shares of Stock described in Section 6.

(i)                                     “Option Agreement” means the agreement between the Company and a Participant evidencing the grant of an Option and containing the terms and conditions, not inconsistent with the Plan, that are applicable to such Option.

(j)                                     “Participant” means an individual to whom an Option is granted.

(k)                                  “Plan” means the XETA Technologies 2000 Stock Option Plan, as amended from time to time.

(l)                                     “Retirement” means the voluntary termination of a Participant’s employment with the Company or a Subsidiary after twenty (20) years of continuous service or after age 59 ½.

(m)                               “Stock” means the Common Stock of the Company.

(n)                                 “Subsidiary” means a subsidiary of the Company or an unincorporated organization controlled, directly or indirectly, by the Company.

3.                                      Administration.  The Plan shall be administered by the Committee, which shall act by vote or written consent of a majority of its members.  The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time prescribe, amend and rescind rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company.  Subject to the terms, provisions, and conditions of the Plan, the Committee shall have exclusive jurisdiction to (i) select the individuals to whom Options will be granted, (ii) determine the number of shares subject to each Option and the time or times when Options will be granted, (iii) determine the price of the shares subject to each Option, (iv) to determine the time when each Option may be exercised, (v) fix such other provisions of the Option Agreement as the Committee may deem necessary or desirable consistent with the terms of the Plan, and (vi) determine all other questions relating to the administration of the Plan.  The interpretation of any provisions of the Plan by the Committee shall be final, conclusive, and binding upon all persons. Subject to compliance with applicable legal requirements, the full Board may exercise any of the authority conferred upon the Committee hereunder.  In the event of any such exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the Board.

4.                                      Shares Subject to the Plan.

(a)                                  The total number of shares of Stock authorized to be issued under the Plan shall be 300,000, subject to adjustment in accordance with the provisions of Section 8.

(b)                                 The shares to be delivered upon exercise of an Option shall be made available, at the discretion of the Board, from the authorized, unissued shares of the Company’s Stock or from shares of Stock reacquired by the Company, including shares purchased in the open market.

(c)                                  In the event that any Option granted under the Plan expires, terminates, ceases to be exercisable or is surrendered without having been exercised in full, the shares subject to, but not delivered under, such Option shall again become available for issuance under the Plan unless the Plan has been terminated. If any Option is exercised by tendering shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option under this Plan, the shares of Stock so tendered may be used by the Company to satisfy any other Option under the Plan, provided that in no event may the number of shares of Stock issued under the Plan, net of the shares so tendered, exceed the total number of shares authorized to be issued under the Plan.

(d)                                 Shares of Stock issued under the Plan through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards as a condition of the Company acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan.

(e)                                  More than one Option may be granted to a Participant pursuant to the Plan.

5.                                      Eligibility.  Key employees of the Company and any of its Subsidiaries, including officers and directors who are salaried employees, and outside directors of the Company and any of its Subsidiaries, shall be eligible to receive Options.  Key employees and directors to whom Options may be granted will be those selected by the Committee from time to time who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company or its Subsidiaries.

6.                                      Option Terms and Conditions.  Each Option granted under the Plan shall be evidenced by an Option Agreement which shall contain such terms and conditions (which need not be uniform for all Participants)

consistent with the Plan as the Committee shall determine; provided, however, that each Option shall satisfy the following requirements:

(a)          Exercise Price.  The price at which shares of Stock may be purchased under an Option (the “Exercise Price”) and the number of shares subject to the Option, which shall be fixed on the date of grant of the Option, shall be specified in the Option Agreement.  The Exercise Price shall not be less than Fair Market Value of such shares on the date the Option is granted, subject, however, to the provisions of Section 8 hereof and further provided that in no event shall the Exercise Price be less than the par value of the Stock.

(b)         Exercise of Options.

(i)             The period during which an Option may be exercised shall not exceed ten (10) years from the date the Option is granted; provided, however, that the Option may be sooner terminated in accordance with the provisions of Subsection (d) below.

(ii)          An Option may be exercised only after one year of continued employment by or service as an outside director with the Company or one of its Subsidiaries immediately following the date the Option is granted and, except as provided in Subsection (d) below, only during the continuance of the Participant’s employment with the Company or one of its Subsidiaries.  Subject to the foregoing limitations and the terms and conditions of the Option Agreement, each Option shall be exercisable in whole or in part in installments, at such time or times as the Committee may prescribe in the Option Agreement.

(c)          Payment.  Full payment of the Exercise Price shall be made at the time of exercising the Option in whole or in part.  The Exercise Price shall be payable (i) in cash or by an equivalent means acceptable to the Committee, (ii) by delivery (actually or by attestation) to the Company of shares of Stock owned by the Participant having a Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; except that any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash and no shares of the Stock which have been held by the Participant for less than six (6) months may be delivered in payment of the Exercise Price, or (iii) in the discretion of the Committee, by any combination of the above.  For Options granted prior to January 1, 2005, the Committee may grant an Option that provides for the grant of a replacement Option if all or any portion of the Exercise Price of the original Option is paid by delivery of shares of Stock.  The replacement Option shall (i) cover the number of shares of Stock surrendered to pay the Exercise Price of the original Option; (ii) have an Exercise Price equal to 100% of the Fair Market Value of such Stock on the date the replacement Option is granted; (iii) become exercisable no sooner than six (6) months after the date of grant of the replacement Option; and (iv) have an expiration date identical to the expiration date of the original Option.  No certificates for shares purchased upon exercise of an Option shall be issued until full payment therefore has been made, and a Participant shall have none of the rights of a shareholder until such certificates are issued to him or her.

(d)         Termination of Employment.

(i)             Death.  If a Participant’s employment is terminated by death, the Option may be exercised by the Participant’s estate or by the person or persons to whom the Participant’s rights pass by will or by the laws of descent and distribution, subject to the same conditions upon exercise to which the Participant was subject prior to death.  All Options which were not exercisable as of the date of death shall expire as of such date.

(ii)          Disability.  If a Participant’s employment with the Company or a Subsidiary is terminated by Disability, any Options held by the Participant may be exercised in accordance with and subject to the same conditions upon exercise to which the Participant was subject prior to such Disability; provided, however, that the Option must be exercised prior to the expiration date of the Option or within one year after the date of Disability, whichever is earlier.  All Options which were not exercisable as of the date of Disability shall expire as of such date.

(iii)       Retirement.  If a Participant’s employment with the Company or a Subsidiary is terminated by reason of Retirement, any Options held by the Participant may be exercised in accordance with and subject to the same conditions upon exercise to which the Options were subject prior to the Participant’s Retirement; provided, however, that the Options must be exercised prior to the expiration date of the Options or within three (3) months after the date of Participant’s Retirement, whichever is earlier.  All Options which were not exercisable as of the date of Retirement shall expire as of such date.

(iv)      Other Termination.  If a Participant’s employment with the Company or a Subsidiary is terminated for any reason other than for death or Disability and other than “for cause” as defined in subparagraph (v) below, any Options held by the Participant may be exercised in accordance with and subject to the same conditions upon exercise to which the Options were subject prior to the Participant’s termination of employment; provided, however, that the Options must be exercised prior to the expiration date of the Options or within three (3) months after the date of such termination of employment, whichever is earlier.  All Options which were not exercisable as of the date of such termination shall expire as of such date.  In the case of a director who is not an employee of the Company or a Subsidiary, termination of employment shall mean the voluntary or involuntary cessation of Board service for any reason.

(v)         Termination For Cause.  Notwithstanding any other provision in the Plan to the contrary, if the Participant’s employment with the Company or a Subsidiary is terminated “for cause” (as defined below), any unexercised Options held by the Participant shall immediately be forfeited.  Termination “for cause” shall mean termination by the Company because of: (x) the Participant’s willful and continued failure to substantially perform his duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental impairment); (y) the willful conduct of the Participant which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise, or (z) the conviction of the Participant for a felony by a court of competent jurisdiction.

(e)          Special Incentive Stock Option Conditions.  Notwithstanding anything in the Plan to the contrary, the following special conditions shall apply to Incentive Stock Options granted under the Plan:

(i)             if an Incentive Stock Option is granted to a Participant who, at the time such Option is granted, owns stock that has more than 10 percent of the voting power of all classes of stock of the Company or of any Subsidiary, then (x) the Exercise Price of the Incentive Stock Option granted shall be not less than 110% of the Fair Market Value on the date of grant; and (y) the Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted; and

(ii)          Incentive Stock Options shall not be granted to any Participant, the effect of which would be to permit such Participant to first exercise options, in any calendar year, for the purchase of shares having a Fair Market Value, determined at the time the Option is granted, in excess of $100,000.  Any Option purporting to constitute an Incentive Stock Option in excess of such limitation shall, to the extent of such excess, constitute a nonqualified stock option.

(f)       Other Terms and Conditions.  Any Option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of the Plan, which are deemed necessary or desirable by the Committee.  Options may be granted that are subject to different terms, conditions and restrictions than other Options granted.  Except as otherwise expressly provided in the Plan, the Committee may designate an Option, at the time of its grant, as an Incentive Stock Option or as a nonqualified stock option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the date of grant.

7.                                      Transferability of Options.  An Option shall not be transferable except by will or the laws of descent and distribution upon the death of the Participant.  Options shall be exercisable during the Participant’s lifetime only by the Participant, or, in the event of the Participant’s Disability, by his legal representative.

Notwithstanding the foregoing, the Committee may, in its sole discretion, permit a Participant to transfer a non-qualified Option, to a “family member” as defined in the General Instructions to Form S-8 adopted by the Securities Exchange Commission under the Securities Act of 1933, as amended, provided that such transfer is not made for value as set forth in the General Instructions to Form S-8.  Any such Option so transferred to the aforementioned persons shall be subject to the provisions of Section 6 concerning the exercisability during the Participant’s employment or service as an outside director of the Company or any of its Subsidiaries.

8.                                      Changes in Capital Adjustments Affecting Stock.  In the event that there is any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, or if there shall be any dividend on the Company’s Stock, payable in such Stock, of if there shall be a Stock split or a combination of shares, then the number of shares reserved for Options (both in the aggregate and with respect to each Participant), and the number of shares subject to outstanding Options and the price per share of each such Option, shall be proportionately adjusted by the Committee as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of a Participant.  The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company’s capital structure.  No adjustment provided for in this Section 8 shall require the issuance of any fractional share.  To the extent deemed advisable by the Committee, the adjustments made to the Options will not (i) result in a modification to the incentive stock options as defined in Section 424 or other subsequent relevant Internal Revenue Code Sections and Treasury Regulations; (ii) result in an earnings charge to the Company under generally accepted accounting principles; or (iii) be made in a manner that would cause Section 409A of the Code to apply to such adjusted Options.

9.                                      Change In Control.  Unless the Committee shall otherwise expressly provide in the Option Agreement, upon the occurrence of a Change in Control of the Company (as defined herein), all Options then outstanding under the Plan shall become immediately fully exercisable by the Participant.  A “Change in Control” shall be deemed to have occurred if:

(a)                                  Any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding common stock, unless through a transaction arranged by, or consummated with the prior approval of the Board;

(b)                                 During any period of two consecutive years, there shall cease to be a majority of the Board comprised as follows:  individuals who at the beginning of such period constituted the Board and any new director(s) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

(c)                                  The shareholders of the Company approve a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(d)                                 The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or

(e)                                  Two-thirds (2/3rd) of the Board deems any other event to constitute a change in control of the Company for purposes of this provision, or if, notwithstanding the occurrence of an event as described in subsections (a) through (d) of this Section 9, two-thirds (2/3rd) of the Board deems such event not to constitute a change in control for purposes of this provision.

10.                               Amendment or Termination.  The Board of Directors of the Company shall have the right, at any time, to amend or terminate the Plan in any respect which it may deem to be in the best interests of the Company; provided, however, no amendment to the Plan shall be made without the approval of the Company’s shareholders if such amendment would: (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the number of securities that may be issued under the Plan; (iii) materially modify the requirements as to eligibility for participation in the Plan; or (iv) otherwise require shareholder approval under the Oklahoma General Corporation Act, Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time, or Section 162(m) of the Code.

11.                               Effective Date and Approval.   This Plan, as Amended and Restated, was approved by the Board of Directors on December 30, 2008.  Options issued under the Plan prior to January 1, 2005 will continue in effect and will be subject to the terms of the Plan as in effect prior to this restatement.  The Plan as originally adopted took effect upon its adoption by the Company’s Board of Directors on January 5, 2000.  The Plan was submitted to the Company’s shareholders and approved by them at the Company’s annual meeting on April 11, 2000.

12.                               Duration of Plan.  The Plan shall remain in effect for a period of ten (10) years from the date of its adoption by the Board, unless sooner terminated in accordance with Section 10.

13.                               Miscellaneous.

(a)                                  The Plan and all Options granted pursuant to it are subject to all applicable laws, rules and regulations, including without limitation Federal Securities laws and tax laws.  Notwithstanding any provisions of the Plan or any Option Agreement, the Participant shall not be entitled to exercise an Option nor shall the Company be obligated to issue any shares to a Participant if such exercise or issuance would constitute a violation of any provision of any such laws, rules or regulation.

(b)                                 The Committee may require each Participant acquiring Stock pursuant to the exercise of an Option to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof.  No shares of Stock shall be issued pursuant to an Option until all applicable securities laws and other legal or regulatory requirements have been satisfied.  The Committee may require the placing of stop-orders and restrictive legends on certificates for Stock, as it deems appropriate.

(c)                                  The proceeds received by the Company from the sale of Shares pursuant to Options may be used for general corporate purposes.

(d)                                 The Company may, as a condition to issuing Stock upon exercise of an Option, require the payment (through withholding from the Participant’s salary or payment of cash by the Participant) of any federal, state or local taxes required by law to be withheld with respect to such.

(e)                                  The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees and nothing herein shall be construed to limit the Company’s right to grant options outside of the Plan for any proper and lawful purpose.

(f)                                    The fact that an employee has been granted an Option under the Plan shall not in any way affect or qualify the right of the employer to terminate the employee’s employment at any time.

(g)                                 Members of the Committee shall be entitled to indemnification as directors of the Company, and to any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

(h)                                 The Participant is required to notify the Company of a disqualifying disposition of Company stock acquired through the exercise of incentive stock options as defined in Section 422 or other subsequent relevant Internal Revenue Code Sections and Treasury Regulations.

14.                               Section 409A of the Code.

(a)                                  The Plan is designed with the intent that no Options granted under the Plan shall be subject to Section 409A of the Code, and all provisions hereof shall be construed in a manner consistent with that intent.

(b)                                 To the extent that the Committee determines that any Option granted under the Plan is subject to Section 409A of the Code, the Option Agreement evidencing such Option shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.  To the extent applicable, the Plan and Option Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“409A Guidance”).  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Option may be subject to Section 409A of the Code, the Board of Directors may adopt such amendments to the Plan and the applicable Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to: (i) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option; or (ii) comply with the requirements of Section 409A of the Code and 409A Guidance.  Neither the Company nor the Committee shall be responsible for any additional tax imposed pursuant to Section 409A of the Code, nor will the Company or the Committee be required to indemnify or otherwise reimburse a Participant for any liability incurred as a result of Section 409A of the Code.

(c)                                  Notwithstanding anything to the contrary in this Plan (and unless the Option Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Option that constitutes “deferred compensation” for purposes of Section 409A of the Code is a “specified employee” (as defined in Section 409A of the Code and 409A Guidance), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code and 409A Guidance) or, if earlier, the date of the Participant’s death.